UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 3, 2015

HESS CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	No. 1-1204	No. 13-4921002
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1185 Avenue of the Americas

New York, New York 10036

(Address of Principal Executive Office) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (212) 997-8500

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Annual Cash Incentive Plan

The Compensation and Management Development Committee (the “Committee”) of the Board of Directors of Hess Corporation (the “Company”), at a meeting on March 3, 2015, approved target cash awards under the Company’s Annual Cash Incentive Plan (the “Plan”) for all of the Company’s full-time employees worldwide, including the Company’s chief executive officer, chief financial officer and three most highly compensated executive officers (other than the chief executive officer and chief financial officer) (the “Named Executive Officers”). The Plan is consistent with the Company’s transformation into a more focused pure-play exploration and production (“E&P”) company and is intended to promote better alignment of pay and performance and an enhanced focus on creating long-term stockholder value.

Payout on awards is determined based on attainment of enterprise level metrics and individual performance. There are six enterprise metrics, each with pre-defined threshold, target and maximum performance goals:

•	Environment, health and safety;

•	Exploration resource additions;

•	Production;

•	Controllable operated cash costs;

•	E&P capital and exploratory spend; and

•	Cash return on capital employed.

The Committee establishes annual incentive targets for each Named Executive Officer based upon position, responsibilities and competitive practice.

Payout for the Named Executive Officers may range from 0% to 175% of target based on attainment of the enterprise metrics. A multiplier may adjust the bonus down to 0% or up by an additional 25% (capped at 200%) of target based on individual performance compared with individual pre-defined goals established at the beginning of the fiscal year.

Long-Term Incentive Program

On March 3, 2015, the Committee approved the value of awards to the Named Executive Officers under the Company’s long-term incentive program for 2015. As in 2014, 80% of the target value of awards under the program for 2015 will be performance-based, with 60% in the form of performance share units (“PSUs”), 20% in the form of stock options and the remaining 20% in the form of restricted stock. The Committee believes this mix of awards encourages sustained long-term performance and further supports alignment of the interests of senior management and stockholders.

The Committee also approved modifications to the Company’s form of performance award agreement for future grants of performance shares under the long-term incentive program. Among other things, the modified form of performance award agreement removes the single-trigger change-in-control payment provisions and instead requires that, following a change in control, the grantee must remain employed until the end of the performance period or a qualifying termination of employment.

The Committee increased the Company’s peer group to 13 from 11 to better reflect the Company’s size and strategy after its transformation into a more focused pure-play E&P company by adding Pioneer National Resources Co. and Continental Resources, Inc. to the Company’s existing peer companies. Payouts on the PSUs awarded in 2015 will be determined based on the Company’s total shareholder return (“TSR”) for the three-year performance period ending December 31, 2017 compared to the TSR of

13 peer companies over the same period. The 13 peer companies are: Anadarko Petroleum Corporation, Apache Corporation, Chesapeake Energy Corporation, ConocoPhillips, Devon Energy Corporation, EOG Resources, Inc., Marathon Oil Corporation, Murphy Oil Corporation, Noble Energy, Inc., Occidental Petroleum Corporation, Talisman Energy Inc., Pioneer National Resources Co. and Continental Resources, Inc. Potential payouts range from 0% to 200% of the target award based on the schedule below:

TSR Ranking	Percentage of Performance Shares Earned
1st	200%
2nd	200%
3rd	180%
4th	160%
5th	140%
6th	120%
7th	100%
8th	83%
9th	67%
10th	50%
11th	0%
12th	0%
13th	0%
14th	0%

If the Company’s total shareholder return for the performance period is negative, the percentage of PSUs earned may not exceed 100% of target.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 9, 2015

HESS CORPORATION

By:	/s/ Timothy B. Goodell
Name:	Timothy B. Goodell
Title:	Senior Vice President and General Counsel